                                                                     EXHIBIT 77H


                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT
   Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.
                              AS OF JUNE 30TH 2013

                                                                                                              OWNERSHIP
                                                                                                                % OF
FUND                                                                 NAME OF PERSON                            SERIES
---------------------------------------  --------------------------------------------------------------------  ------
COLUMBIA VP-SMALL COMPANY GROWTH         HARTFORD LIFE INSURANCE COMPANY      SEPARATE ACCOUNT TWO             31.67%
COLUMBIA VP-SMALL COMPANY GROWTH         SUN LIFE ASSURANCE COMPANY           OF CANADA (U.S.)                 42.01%
COLUMBIA VP-ASSET ALLOCATION             SUN LIFE ASSURANCE COMPANY           OF CANADA (U.S.)                 32.61%
COLUMBIA VP-STRATEGIC INCOME-            JPMCB NA CUST FOR                    VP MODERATE                      50.24%
COLUMBIA VP-SMALL CAP VALUE-             ING USA ANNUITY AND LIFE INSURANCE   COMPANY                          40.44%
COLUMBIA VP-SMALL CAP VALUE-             NEW YORK LIFE INSURANCE & ANNUITY    CORP                             29.48%
COLUMBIA VP-SEL LRG CAP GROWTH           JPMCB NA CUST FOR                    COLUMBIA VP-MANAGED VOLATILITY   82.11%
COLUMBIA VP-CONTRARIAN CORE              JPMCB NA CUST FOR                    VP MODERATELY AGGRESSIVE         30.19%
COLUMBIA VP-CONTRARIAN CORE              JPMCB NA CUST FOR                    VP MODERATE                      41.11%
VP-AQR MANAGED FUTURES STRATEGY-         JPMCB NA CUST FOR                    VP MODERATELY AGGRESSIVE         33.96%
VP-AQR MANAGED FUTURES STRATEGY-         JPMCB NA CUST FOR                    VP MODERATE                      43.64%
VP-EATON VANCE GLBL MACRO ADVANTAGE      JPMCB NA CUST FOR                    VP MODERATE                      47.88%
VP-GOLDMAN SACHS COMMODITY STRATEGY      JPMCB NA CUST FOR                    VP MODERATELY AGGRESSIVE         31.57%
VP-GOLDMAN SACHS COMMODITY STRATEGY      JPMCB NA CUST FOR                    VP MODERATE                      50.05%
COLUMBIA VP-MGD VOL CONSERVATIVE-        COLUMBIA MGMT INVESTMENT ADVSR LLC   ATTN TIM ARMBRUSTMACHER          38.28%
COLUMBIA VP-MGD VOL CONSERVATIVE-        RIVERSOURCE LIFE ACCOUNT FOR INSIDE  DISTRIBUTION (LIFE)              58.11%
COLUMBIA VP-MGD VOL CONSERVATIVE GROWTH  RIVERSOURCE LIFE ACCOUNT FOR INSIDE  DISTRIBUTION (LIFE)              77.86%
COLUMBIA VP-MGD VOLATILITY GROWTH-       RIVERSOURCE LIFE ACCOUNT FOR INSIDE  DISTRIBUTION (LIFE)              95.55%